Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form F-3 (Nos. 333-130048 and 333-137153) and Form S-8 (Nos. 333-136957, 333-110696, 333-100971 and 333-11650) of B.O.S. Better Online Solutions Ltd. of our report dated March 25, 2005, with respect to the financial statements of Odem Electronic Technologies 1992 Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2006.

Jerusalem, Israel	/s/ Kesselman & Kesselman
May 31, 2007
Kesselman & Kesselman
Certified Public Accountants (Israel)
A member of PricewaterhouseCoopers International Limited